Annual Report

Cover Page

Name of issuer:

Ohos, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 1/20/2016

Physical address of issuer:

3000 Lawrence St., #040
Denver CO 80205

Website of issuer:

http://www.myohos.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$36,301.00	$0.00
Cash & Cash Equivalents:	$467.00	$0.00
Accounts Receivable:	$900.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$22,390.00	$0.00
Cost of Goods Sold:	$3,831.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($159,906.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ohos, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☑ Yes ☐ No

Reason for failure to comply:

The issuer failed to filed a 2016 annual report.

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Needham	CEO	Ohos, Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven Easter	Vice President	2016
David Needham	CEO	2016
David Needham	President	2016
David Needham	Secretary	2016
David Needham	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dave Needham	4,500,000 - common stock shares	80.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.*

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

There are privacy and information laws that may limit growth into some big data analytics. *As a part of our long term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection. Use in the healthcare industry will also require a great deal of modification to include patient/family feedback so as not to compromise the mandates of the Health Information Protection and Privacy Act (HIPPA)*

We do not have a patent on certain algorithms yet. *We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.*

Client adoption is progressing. *While an open sourced feedback model has been very successful with consumer products as services (Yelp, TripAdvisor, AngiesList, Amazon Reviews, etc.) use in the talent and performance feedback area has been limited. Employee 360s have been around a long time and participation rates for those instruments is historically around 80%. We expect the same or higher but adoption of this method will depend on the change efforts executed by the clients. We have experienced high engagement initially with our existing clients and a large part of the adoption success relies on the integration with existing or new performance management strategies. We are currently working with our clients to improve implementation, simplify use, and provide meaningful triggers to keep usage high and stable.*

Absence of Public Market; Transferability and Liquidity of Investment. *There is no public market for the securities described herein, and no market is expected to develop for the securities in the future. The securities are not being registered under the Securities Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements. The securities may not be resold or otherwise transferred unless the securities are later registered under the Securities Act or the securities laws of any other appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the securities and should be prepared to bear the economic risk of an investment in the securities for an indefinite period. In addition, an investor should be able to withstand the total loss of their investment.*

No Assurance That the Company Will Turn a Profit. *There is no assurance as to whether we will be profitable or whether the Company will be able to return any investment interest, to make cash distributions or to meet its operating expenses. We may fail to attract enough customers or investors. While we are generating revenue and revenue is growing, this is not a guarantee of future success. The investment involves tax risks.*

We are a new entrepreneurial team. *We have deep industry expertise in the space we are selling and developing into but we are new. We will mess up, we will miss opportunities, and will take risks.*

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	5,625,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

$342.53 in credit card debt.

Available credit:
If in the event we do not raise significant capital, the founder, Dave Needham has a personal Home Equity Line of Credit through 1st Bank of Colorado in the amount of $165,000 to support the early needs of the business. At an annual APR of Prime+1 percent, the amount of interest will depend on how much of is used and when. Repayment terms require interest only payments for the first 5 years and principal repayment starting at 5 years with full repayment in 10 years from initial draw.

Dave Needham is personally guaranteeing the repayment and will contribute cash investments to the company as necessary. Repayment will be made through company disbursements (if liquidity and cash flow are adequate to do so) or through Dave's own personal salary if necessary.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Regulation Crowdfunding	SAFE	$169,611	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Ohos decentralizes performance management in the workplace with a crowdsourced platform that aggregates feedback and provides people data in real-time to help employees and leaders improve performance. Candid feedback from peers, leaders, team members, and clients all in one place is the best way to learn from each other and in turn improve performance. In fact, our beta software is so good we already have Fortune 500 clients like Comcast.

At Ohos, we are on a mission to make the workplace better. Our platform provides real time data and gives a voice to all employees up and down like no other platform ever has. It is always visible so individuals always know where they stand. Finding and recognizing your subject matter experts with accurate data helps you keep the people who are truly making an impact, distinguishing who is good at their job from who should lead, helps preserve your culture and build a great place to work!

Milestones

Ohos, Inc. was incorporated in the State of Colorado in January 2016.

We currently have 25 client organizations with over 2500 users

- Proven client success of the platform and additional benefits

- We continue to gain referral clients from existing clients and have established a Client Advisory Board

- We are currently operating at a profit with a light development queue

Historical Results of Operations

Our company was organized in January 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $22,390 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 82.89% in fiscal year 2017, compared to % in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $36,301, including $467 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Loss.* The Company has had net losses of $159,906 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $169,000 in SAFEs.

We are currently operating at revenue neutral and expect to do so until growth capital provides additional growth capital.

We will likely require additional financing ito grow operations and revenue over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than recurring revenue. Using the proceeds from the previous offering we have established a sustainable business model, a stable platform, and expanding sales pipeline. The Company intends to raise additional capital in the near future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Ohos, Inc. cash in hand is $467, as of December 2017. Over the last three months, revenues have averaged $5838/month, cost of goods sold has averaged $619/month, and operational expenses have averaged $3805/month. We are currently generating a profit of approximately $2000/mo. which we plan to reinvest in growth and development efforts. We would like to accelerate our development and revenue pipeline but will require additional capital to make substantial headway in that area.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.myohos.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- David Needham
- Steven Easter

Appendix E: Supporting Documents



OHOS

Replacing performance reviews with a real-time crowdsourced feedback platform.

$169,611 raised from **217** investors
Successfully Funded on Nov 4 2016

> *Ohos solves the problem of performance reviews in the workplace with a crowdsourced platform that aggregates feedback in real-time to help employees and leaders improve their work. Candid feedback from peers, leaders, team members, and clients all in one place is the best way to learn from each other and in turn improve performance. In fact, our beta software is so good we already have Fortune 500 clients like Comcast.*



Dave Needham
CO-FOUNDER, OHOS

OUR AMBITION

At Ohos, we are on a mission to make the workplace better. Our platform provides real time data and gives a voice to all employees up and down like no other platform ever has. It is always visible so individuals always know where they stand. Finding and recognizing your subject matter experts with accurate data helps you keep the people who are truly making an impact, distinguishing who is good at their job from who should lead, helps preserve your culture and build a great place to work!

KEY FACTS

- 5 paid beta testers - Revenue generating before product launch!
- 20 signed early early adopters with a 100% close rate to a full roll out user base of over 400,000 users (at $5/mo/user = $2,000,000 per month)
- Receiving inquiries from LARGE 3rd parties with ZERO marketing

DOCUMENTS

- Overview-video.mp4
- Ohos-Execcutive-Summary.pdf
- Ohos-Pitch-Deck-Aug_25.pdf
- Ohos-_Inc-RegD-BP.pdf
- Overview Video Transcript

myohos.com

HUMAN RESOURCES | HR TECH | SAAS

Why I Like Ohos

We are excited to be a beta partner with Ohos. We have been searching for a lean, easy to implement and use peer review tool and Ohos will provide this function for us! Dave's vision and passion are clear and I am really looking forward to introducing Ohos to our team.

Kristie Hunziker
DIRECTOR OF PEOPLE OPS - CLOUD ELEMENT

THE BUZZ ABOUT OHOS

It provides a great solution for a widespread problem. I think the market is ready to adopt a product like Ohos.

Dave Bacon
CEO - BW Bacon

"The fact that [Ohos] already has revenue sets [it] apart from the 90% of start ups that fail before they ever get to revenue! Having beta customers pay for [the] product based on a demo alone is a demonstration of market viability if I ever saw it."

Murray Arenson - CEO Pluribus Capital
Investor

Ohos: Real-time group feedback

Let's face it. Traditional performance reviews suck. No one likes them, including HR. And for a variety of reasons they don't work. Ohos is a performance feedback platform that aggregates group feedback to provide real-time performance insights to individuals, leaders, and entire organizations. We save time, foster transparency and honesty, and allow everyone to actively improve their work everyday.


Let's face it...
Performance Reviews
SUCK!

Selected Slides


Problem 1
Companies promote the wrong people resulting in a poor leadership pipeline, poor performance, detrimental cultures, and higher employee turnover
Cause 1: Companies do not have an effective way to differentiate subject experts from actual leaders
Cause 2: A top down talent review model only shows good followers and doers, not good leaders or managers
68% of managers don't like being a manager
60% of managers fail in the first year
87% of companies rate retention as an important imperative
no.1 reason good people leave is a bad manager


Problem 2
Individuals do not get the regular feedback they need to accelerate their career or improve the performance of the company
Cause 1: Companies adopt a periodic review processes instead of tools for ongoing feedback
Cause 2: Employees lack normative comparison to know where they are lagging or leading their peers
Cause 3: Feedback is often provided infrequently, inconsistently, and without a connection to resources to improve
60% of employees want more points of feedback
56% of employees lack regular feedback all together
51% of managers say they do not have time to do it well


The Solution
REAL-TIME crowdsourcing to provide multi-rater validated feedback and performance trends to create predictive analytics that will:
Improve retention
Monitor individual engagement
Eliminate lengthy and contentious leveling or rating calibration processes
Promote the right people
Recognize subject matter experts and spread expertise
Distinguish between high performers and actual leaders
Simplify succession planning
Match development resources to those who need it most
See individual performance compared to peers
The Difference of Ohos: Most HR tech just automates older models. We're evolving.


Market Opportunity
10% of Fortune 500 companies have ditched traditional performance reviews since 2014 including: Adobe, IBM, GE, Microsoft, Dell, Accenture, Gap, Medtronic, Deloitte, and others.
Another 70% are looking for a better way
10% (abandoned traditional reviews)
+ 70% (considering a new way)
80% of companies want a better solution
Initial Target Market
Tech Development- easy adoption and integration to Agile methodology
Healthcare - huge Medicare focus on patient satisfaction and challenging matrix environment
Target Market Potential
$270,000,000
$750,000,000


Initial traction
11 early adopter clients with over 2000 initial users (potential roll out to 50,000+)
Client 1 (35,000 employees)
"This solves so many problems with our current performance review process."
-General Counsel/CHRO, Noodles & Company
Client 2 (2500 employees)
"I would kill for this data"
-CEO, Larkburger
Client 3 (50,000 employees)
"This is genius! You just solved succession planning for the world."
-HR Director, Cummins Rocky Mountain
Client 4 (2700 employees)
"Holy shit! Do you have any idea how this is going to change things!?"
-HR Director, VI Living
Client 5 (200 employees)
"This is a game changer. Can we have this today?"
-HR Director, Cloud Elements


Unique Advantage
Traditional
More progressive
Innovative
Ohos

A Better Way

We built a better way to get the feedback you want and the data you need


"This solves succession planning for the world!"
-VP of HR


90% OF HR EXECS BELIEVE TRADITIONAL PERFORMANCE REVIEWS ARE AN
INACCURATE REPRESENTATION
OF PERFORMANCE
- CEB


Only 3% of companies think performance reviews actually improve performance


HR Tech Investment Trends


910,000,000 HOURS
$30,539,600,000

Early Adopters

In only 6 months we have attracted over 25 companies including:

noodles & company

larkburger

Cloud Elements

KAISER PERMANENTE®

Cummins

techstars

Centura Health.

apto

Vi Redefining SENIOR LIVING

Meet the Founders

The Visionary and the Engineer



Dave Needham
Co-Founder



Alicia Yanik
Co-Founder

Raised $169,611 From 217 Investors

Suzanne Dobbs McFarland

Qin Liu
Investor

David J Geaney
#Military Logistics Officer stationed in Korea - International Relations MA - Marketing #Veterans & #Space Industry - #MarsTravel - #GenerationMars - Opinions my own

Fred Kuhne

Rem Darbinyan
Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.

Anna Morrison
Investor.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

We are the only comparative crowdsourced feedback platform that provides real-time performance feedback from a multi-rater audience, puts your rating into context, provides developmental guidance, and allows organizations to distinguish between people who should lead others vs. people who are simply great at the job.

WF: How big is the market?

O: Initially we are targeting tech development companies with 50+ employees because it fits easily into an Agile methodology = *4.5million users*

and Healthcare because of its ability to gather data from dispersed teams and patient/families = *12.5 million users*

but in reality, this system could replace traditional performance reviews in Multiple industries so the downstream potential is huge!

WF: Who are your competitors? How are you different?

O: Large HR and Performance Management systems such as CornerStone On Demand, Success Factors, Taleo, and others have simply automated an old paradigm that has been proven to not yield results.

Zugata, Impraise, and a few other smaller start ups are focused on peer-to-peer recognition which does not provide organizational data or link praise to developmental action.

WF: What do you understand about your business that others don't get?

Automation is useless if what you are automating doesn't yield positive results. No ONE likes performance reviews (even HR) but EVERYONE likes getting performance feedback. They want it in real-time, they want it to mean something, and they want it to be actionable. People also want to GIVE feedback so they can see the right people recognized or developed, not just the managers' favorites.

WF: What's your biggest risk? What keeps you up at night?

O: Right now, *start up capital*. We have a lot of interest in the demo and prototype but building the beta version and version 1 takes capital that we currently do not have. My biggest fear is someone will beat us to market with a similar tool and we will be left with a bunch of excited customers who have something in their hands before we can give it to them.

Larger players in the market are also a concern but would be competing against their own products in many aspects, so they are less of a concern.

WF: How will you make money?

O: The initial B2B model is based on a typical SaaS per user per month subscription model. Implementation services and administrative support would incur extra fees.

Secondary income streams would be organizational consulting and talent development services to interpret and take action on the data as well as big data analytics for industry or market comparisons. (How does our talent REALLY compare to our market?) Additional possibilities are B2C subscription model and use in talent acquisition (replace reference checks with open feedback requests and creation of a searchable talent database.)

WF: How do you acquire customers?

O: Conferences, publication, and freemium B2C subscriptions (when someone signs up, as they request feedback, feedback providers become free users...then they invite more people to provide feedback, and so on.) Traditional marketing (print in HR publications, news media, television ads, etc.) are also possibilities as the strategy and platform evolves. Social Media channels as well. We are also interested in partnering with ancillary service providers such as consulting firms, recruiting firms, and training content organizations.

WF: Why would you want to invest?

O: You'll get an included B2C user account (see how that works) and you won't have to look back and say, "Man, if only..." Investing now shows you are a visionary because compared to Ohos...

...everything else is just hindsight.

Ask a Question

Type your question here...

ASK QUESTION

John Tierney Aug 26 2016

With the discount are we effectively investing at a 2.63 M valuation ?

Dave Needham Co-Founder FOUNDER Aug 26 2016

Hi John,

Essentially, yes. The math works out to approximately the same. The difference would be the calculated worth of each individual share once we receive a formal valuation but your equity stake would be roughly the same.

LIKE

Sushant Sudame Sep 2 2016

Congrats on great product and traction. I am thinking on investing. I have couple of questions: (a) Why are investors hidden on this page? (b) Why crowdfunding instead of VC?

Dave Needham Co-Founder FOUNDER Sep 2 2016

Hi Sushant,

Thank you for your questions.

A. I don't know if that is the default for unaccredited investors of not. Before I make anything visible I would want to make sure my investors are okay with sharing that info.

B. Crowdfunding was a way to further demonstrate market support for the Ohos platform as well as make it easier for friends and family to invest. We will be raising a more formal seed round for accredited investors in Q4.

LIKE

MORE QUESTIONS



OHOS

2017 Report

Dear investors,

2017 was an exceptionally good year from a business perspective. Our platform works, clients are getting more value from it than we anticipated, they are engaged in finding new ways to use it, improve it, and support it. Operationally, we have the right people involved for the time being and we are filling our candidate pipeline for people to lead sales, marketing, employee and client experience, and finance & accounting.

2018 looks to be a year of sales growth, revenue growth, and platform additions (provided we can raise the capital.) Additionally, we are testing out a scalable outsourced consulting model that has very little to no overhead and provides us the access to necessary resources that our clients may need as a result of the data we are providing. We do not want to run a consulting services business and we recognize our clients will need help with different aspects. We have initial agreements with a partner in the Denver area and once that proves sustainable, we will be adding partnership around the globe to provide consulting services where we take a percentage off the top and the consultants operate independently but as agents of Ohos. Supplying clients with the services they need, Consultants with established business relationships, and Ohos with an additional revenue stream for very little effort. Win, Win, Win!

We are really looking forward to blowing the top of this thing this year. And we want to bring you with us. After consideration we realized that Ohos is about decentralizing performance management so everyone gets a fair opportunity to contribute and benefit from great data. As a result, we want to approach our funding the same way. Rather than seeking VCs or only accredited investors, we want everyone to participate and benefit from our success. In the same vein that we are distributing some of the control back to the employees, we want to distribute investment opportunities to the general public. We are committed to crowdfunding Ohos as an aligned principal of our vision. We hope you will continue to join us as we raise more capital in the future to take a bigger piece of the pie so the reward is that much sweeter for everyone! Thank you all for your support and we look forward to 2018 and beyond!

We need your help!

Ohos continues to appreciate introductions to new clients and we are seeking introductions to board members with extensive business experience in sales, finance, and marketing. Additionally, if you have connections at major publications such as Forbes, Fast Company, Inc., Huffington Post, Harvard Business Review, or other large media outlets, we would love introductions to them as well.

Sincerely,

Dave Needham
Co-Founder

Alicia Yanik
Co-Founder

Our Mission

At Ohos, we are on a mission to make the workplace better. Our platform provides real time data and gives a voice to all employees up and down like no other platform ever has. It is always visible so individuals always know where they stand. Finding and recognizing your subject matter experts with accurate data helps you keep the people who are truly making an impact, distinguishing who is good at their job from who should lead, helps preserve your culture and build a great place to work!

See our full profile

How did we do this year?

Report Card

B+

The Good

2017 was filled with a great deal of success. We grew from 5 clients to 25, hitting our goal for the year.

We continued to develop new features based on client feedback as well as added planned features to capture more client interest.

At our first industry conference we converted two sales leads and we continue to generate new client referrals every month.

The Bad

We lost two clients. Our initial client as well as Comcast. In retrospect, they were not optimal clients for us.

We were hoping to generate some VC interest from a Denver based hyper-accelerator we attended, but received lukewarm interest.

Alicia Yanik left her role as co-founder and Vp of Engineering in December to pursue other career avenues.

2017 At a Glance

January 1 to December 31


$$$$

$22,390
Revenue



-$159,906
Net Loss


IOU!

$0
Short Term Debt



$0
Raised in 2017



$467
Cash on Hand



Months of Runway

We ❤ Our
198 Investors

Thank You For Believing In Us

Suzanne Dobbs McFarla...
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Ron Quartel
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Ryan Caplette
Todd Hendricks
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John P Needham
Bill McGee
Mary Ann Yanik
Bryan Glenn
Sarah Jaramillo

Janice Zoeller
Stanton Aydlett
Araya Jo Vayne Metzger
Jared Cameron
Katie Ross
Rance Krech
Chris Magor
Dana Harris
Richard Bailey
Wesley Scripps
Anne Marie Coughlin
John Andrew Ellison
Ryan Daley
Jacek Kalmus
Vincent Miholic
Lauren Shirley
David Vrba
Robert Snyders
Jerry Lee Presley
Michael LONG
William Gray
Stephen William WALLS
Anton Strom
Sharron Boger
John Osher
Margaret Jones
Brady Fuller
Kushal Patel
Joseph Huisman
Fakheruddin M Mustafa
Marissa Ross
Lawrence C. Richards Jr
Richard Brock Parker
Mohammad Al-Abdullah
Richard Bjelland
Brian Didsbury
Marek Vrba
Trasey Green
Joseph Morse
Tommy Dodson
Brian Sammelmann
Mark Romanowsky
Sushant Sudame
Vijay Kowda
Simon Orrell
John Butterfield
Hatem Akeel
Allan Dunaway
Keith Griffin
Jared Zito
Derek RICE
Andrew Dysart
David Bayer
Joseph C. Oliver
Mercedita Oducado
Kathryn S. Hoyt
John Jenks
James A Knight Jr
Jemin Patel
Michael Avery
Luke Durr
Steven Easter
Van Duc Nguyen
Sharath Ramesh
Harry Gold
Justin Davis
Rachel Beck
Jinuck Lim
Luke Taylor
Brent McClean
John Bauman
Brian Prong
David Bacon
Jamey Munson
Jane Marie Uong
Maged Shehata
Marcus Varnai
Thaddeus Onwuka
Gareth Ujvarosy
Tony Folino
Eric G
Donnie BOIVIN
Siri Kumar Kambam
John Rasmussen
Samuel Durr
Michael Witt
Richard Scott Pearson
Donald J Woodyard
Orlando Figueroa
Christopher Mckinzie
Nikki WILLIAMS
Aaron Christensen
Sean McDonald
Joseph M. Norris
Eric Y Hsi
Shane McCartie
Nahiem Hood
Paul Strasen
Matthew W Severson
Jonathan Brill
Anna Davis
Twanna R Ware-Niemi
John Bell
Clendon Ross
Andrew Doyle
Michael Kearns
Stephen Obeldobel
Antonia David
Jennifer Dawkins
Md Pham
Garry CHAN

Max Parkin
Christopher Chung
Andrew Ferguson

Thank You!

From the Ohos Team



Dave Needham
Co-Founder



Alicia Yanik
Co-Founder

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
David Needham	CEO @ Ohos, Inc.	2016

Officers

OFFICER	TITLE	JOINED
Steven Easter	Vice President	2016
David Needham	CEO, President, Secretary, Treasurer	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Dave Needham	4,500,000 - common stock shares	80.0%

Past Equity Fundraises

None.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	10,000,000	5,625,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	
Options:	

Other rights:

Risks

No Assurance That the Company Will Turn a Profit. *There is no assurance as to whether we will be profitable or whether the Company will be able to return any investment interest, to make cash distributions or to meet its operating expenses. We may fail to attract enough customers or investors. While we are generating revenue and revenue is growing, this is not a guarantee of future success. The investment involves tax risks.*

Client adoption is progressing. *While an open sourced feedback model has been very successful with consumer products as services (Yelp, TripAdvisor, AngiesList, Amazon Reviews, etc.) use in the talent and performance feedback area has been limited. Employee 360s have been around a long time and participation rates for those instruments is historically around 80%. We expect the same or higher but adoption of this method will depend on the change efforts executed by the clients. We have experienced high engagement initially with our existing clients and a large part of the adoption success relies on the integration with existing or new performance management strategies. We are currently working with our clients to improve implementation, simplify use, and provide meaningful triggers to keep usage high and stable.*

Absence of Public Market; Transferability and Liquidity of Investment. *There is no public market for the securities described herein, and no market is expected to develop for the securities in the future. The securities are not being registered under the Securities Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements. The securities may not be resold or otherwise transferred unless the securities are later registered under the Securities Act or the securities laws of any other appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the securities and should be prepared to bear the economic risk of an investment in the securities for an indefinite period. In addition, an investor should be able to withstand the total loss of their investment.*

Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information. If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.*

We do not have a patent on certain algorithms yet. *We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.*

We are a new entrepreneurial team. *We have deep industry expertise in the space we are selling and developing into but we are new. We will mess up, we will miss opportunities, and will take risks.*

There are privacy and information laws that may limit growth into some big data analytics. *As a part of our long term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection. Use in the healthcare industry will also require a great deal of modification to include patient/family feedback so as not to compromise the mandates of the Health Information Protection and Privacy Act (HIPPA)*

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $3.5 million , the amount invested divided by the quotient of (a) the Valuation Cap ($3.5 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Ohos, Inc.

- Colorado Corporation
- Organized January 2016
- 1 employees

3000 Lawrence St., #040
Denver CO 80205

http://www.myohos.com

Business Description

Refer to the Ohos profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Ohos has previously not complied with the reporting requirements under Rule 202 of Regulation Crowdfunding.

The issuer failed to filed a 2016 annual report.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Dave Needham, MHRD

Co-founder I CBP (Chief Beer Purchaser) I Corporate Problem Solver I People Ops Maverick

Greater Denver Area | Human Resources

Current	Ohos, CultureRx
Previous	OneBoxTen, RAS & Associates, The Engaged Father
Education	Colorado State University

Send Dave InMail

500+ connections

https://www.linkedin.com/in/daveneedham303

Contact Info

Posts

Published by Dave

See more ▸



HR Needs a Better Title
May 9, 2016



The Only 2 Jobs a Leader Has
March 4, 2016


2 0 1 6 5

2 ways to simplify and amplify your resolution
December 28, 2015

Background

Summary

We are building a better performance feedback platform, because performance reviews suck. Check us out. Www.myohos.com

I believe in an environment where dialogue is valued and practiced; respectful challenge is seen as innovation; trust and respect are reciprocal activities; and that autonomy leads to new ideas, greater impact, and additional revenue. Also important - laughter and not taking ourselves so damn seriously. I believe every company wants and deserves to be awesome - and it is my life's passion to help that happen.

Specialties:
- Organizational Performance
- Developing sustainable leadership and managers people don't quit
- Process Improvement
- Project Management
- coming up new ideas and approaches
- rocking the boat



This is WHO I AM...

Experience

Co-founder/CEO
Ohos
December 2015 – Present (9 months) | Greater Denver Area

Stay tuned. A change in how you see talent is coming!

Ohos - "because everything else is just hindsight"

▸ 1 project

ROWE Transformation Partner
CultureRx
January 2015 – Present (1 year 8 months) | Where ever the winds of change take me

Bringing the workplace in the 21st Century through cultures that focus on Results.
Creating work environments that encourage employees to be Autonomous (independent and self-directing) and Accountable (answerable and responsible).
Creating and executing transition plans that take workplace culture to new levels.

Recent Clients:
- The Garabedian Group - migrate to unlimited vacation policy, establish performance metrics, transition to value-based client billing
- RAMP (Illinois Regional Accessibility Mobilization Program) - Cultural workshop to transition into a Results Only Work Environment

ROWE™ RESULTS-ONLY WORK ENVIRONMENT

Results-Only Work Environment · ROWE · Cr...

Talent and HR Operations

OneBoxTen

January 2010 – August 2016 (6 years 8 months) | Greater Denver Area

I help 21st century companies establish 21st century workplaces that have: sustainable revenue growth, process driven cost mitigation, and great cultures in which people want to work.

Promote Organizational Sustainability through:
- Leadership strength
- Intentional culture
- Talent Acquisition Processes and Strategy
- Managers who people want to work for
- Consistent messaging and communication
- Scalable and sustainable compensation strategy

Clients and Projects Include:
- Cummins(2015): Team Performance, Interpersonal Communication, and Safety Improvement
- RAS & Associates (2014-2015): Director of Talent and Operations. Establish talent strategy and operational practices.
- Mountain View Bank of Commerce (2014): Leadership Communication Improvement
- Digital Globe (2013): Performance Montintoring System Implementation and Change Management
- HSS (2012): Talent Acquisition Analysis and Improvement
- Gambro (2012): Sales Development Improvement
- Midway Gold (2012)- Team and Operational Development
- Vail Resorts (2011) - On-boarding, Leadership Architecture, and LMS Project Manager
- Sunflower Electric (2007-2015) - Management and Leadership Development

▸ 1 organization

Director of Talent and Operations

RAS & Associates

2014 – 2015 (1 year) | Greater Denver Area

Lead all People related matters (talent acquistion, total compensation, employee relations, development, exit, etc.)
Lead Operational elements (accounting, internal projects, office logistics, workforce planning, legal, etc.)
Manage back office team (3 direct reports)

Founder

The Engaged Father

January 2008 – December 2014 (7 years) | Greater Denver Area

A community resource for men, by men, about the joys and hardships of fatherhood.

Global Talent

P2 Energy Solutions

October 2013 – September 2014 (1 year) | Greater Denver Area

Position Summary:
Direct all areas of Talent including training, performance management, employee engagement, and culture at an industry leading oil and gas software development company. Partner with global colleagues on strategic alignment in areas of total rewards, employee relations, talent acquisition, and overall human capital strategy.
Accomplishments and Responsibilities:
• Create and execute global talent strategy and programs from recruiting/onboarding strategy to succession planning and executive level development
• Created and administered companies first employee engagement survey and change process
• Manage organization Performance Management process
• Lead global implementation of talent infrastructure and strategy (EMEA, APAC, Americas)
• Established and managed a Global Talent Development Facilitation Network of volunteer facilitators across the globe to resource training needs at a low cost
• Developed organizational talent dashboard and metrics
• Implemented succession planning strategy using 9-box planning tool and leadership potential assessments for depth charting to identify key talent and crucial gaps

Global Talent
Crocs, Inc

August 2012 – November 2013 (1 year 4 months) | Niwot, CO

Global Talent Development Strategy Creation and Execution
- Design integrated talent strategy that is scalable and comprehensive across a global enterprise to include basic skills training, leadership development, succession planning, and executive development
- Develop, manage, and facilitate leadership academy for emerging leaders (including 9 box selection with learning agility tools)
- Conduct needs assessment to identify and address talent gaps
- Implement Harvard ManageMentor eLearning platform
- Establish pre/post measures/assessments to measure development
- Develop and execute program communication and marketing
- Conduct root cause analysis, provide strategic intervention recommendations for performance improvement
- Manage logistics related to all training and development programs (i.e. registration, materials, on-site logistics)

▾ 2 recommendations



Sarah Jaramillo
Founder and Happy Writer at happywrite

It's not unusual to encounter trainers who are passionate about their field. But for me, it's rare to find a person who is... View↓



Megan Strauss, MA LPC-C
Licensed Professional Counselor- Candi...

Dave has been an amazing breath of fresh air to Crocs. He brings genuine spirit, a collaborative attitude, a drive to make... View↓

HR and OD Change Management (contract)
HSS

April 2012 – November 2012 (8 months) | Denver, CO

- Analyze current talent acquisition process and strategy
- Create Benchmarked Best Practices
- Identify areas of improvement for recruiting process, structure, technology, and strategy
- Recommend action steps for improvement
- Create and Manage Organizational Redesign and Change plan
- Serve as Project Manager for Action Teams
- Execute Change Management plan and communications
- Partner with senior leadership to address all talent pipeline concerns

▾ 2 recommendations



Dana Harris
President, DMarie & Co.

Dave is a true expert in OD and change management. I know if I send Dave out to any client, they will be more than happy... View↓



Ronald Mack, SPHR, SHRM- SCP
Vice President of HR at HSS

Dave is the consummate professional possessing a high-level of emotional intelligence and project management skills. He is... View↓

Organizational Development - Project Manager (contract)
Vail Resorts

May 2011 – November 2011 (7 months) | Broomfield, CO

Project Manager for three enterprise-wide employee development and change management initiatives including: redesign of New Employee Orientation program, Organizational Talent Development and Architecture strategy, and implementation and coordination of Learning Management System across the enterprise.

▾ 1 recommendation



Sara Miwa Brownlee
Sr. Manager Talent Management for Eagle County at Vail Resorts

Dave is a pleasure to work with and enjoyable to be around. He showed flexibility and determination while accomplishing aggressive timelines and many opinions. He was able to quickly adapt to a dynamic team and share his wealth of knowledge to help... View↓

Human Resources and Talent Manangement
Mountain States Employers Council
November 2009 – May 2011 (1 year 7 months) | Greater Denver Area

• Catalyze and guide organizational change initiatives through multi-level partnerships and communication planning.
• Multiply employee engagement in various organizations through strategic HR systems alignment, talent development, employee relations, and performance management
• Develop and execute change managment communication plans, strategy, and cultural integration
• Energize work culture through culture shifts, barrier removal, and organizational change leadership
• Coach organizational leaders on difficult conversations, HR legal concerns, compensation strategy, and HR policy

Organization Development and Learning
Mountain States Employers Council
June 2007 – May 2011 (4 years)

• Designed organizational leadership programs to enhance talent pool readiness and improve performance
• Conduct needs analysis and consult with organizational leaders about strategies and possible options
• Facilitate organizational development interventions including change management, team dynamics, and interpersonal communication
• Present multi-day training to mixed groups in various industries

▾ 8 recommendations, including:



Linda Grzesek, SPHR
Human Resources Director at CQG, Inc.
I worked with Dave on a variety of projects and found his diligence, curiosity, insightfulness and intelligence to be a... View↓



Rich Feller Ph.D.
NCDA Past President, Prof & Univ Dist T...
Dave is an exceptional thinker and learner, well read and eager to move from ideas to action. He was a top student within... View↓

6 more recommendations↓

Instructional Design and Project Management
Abacus
May 2005 – May 2007 (2 years 1 month) | Lafayette, CO

- Develop instructional materials and delivered technical training to new and existing employees
- Create eLearning solutions (CBT, click to learn, webinars, etc.)
- Beta tester and collaborative developer of new software, system processes, and process improvements involving Oracle database management systems
- Act as senior troubleshooter and statistical modeling analyst to correct system errors
- Design and analyze statistical modeling lists for client marketing campaigns

* Designated "beta" tester and emergency repair technician for new software by IT and Product Development departments

Wilderness Guide/Activities Director
Grand Timber Lodge
May 2004 – April 2005 (1 year)

* Coordinated Guest activities
* Lead mixed groups on wilderness hikes
* Developed Team Leadership classes in a wilderness setting

Area Retail Location Manager/Stunt Driver
Enterprise Rent a Car
June 2000 – April 2004 (3 years 11 months)

* Managed 4 individual rental branch locations (15 employees and approx 300 cars)
* Coordinated logistics, sales and marketing efforts, employee development, and branch performance
* Hired, developed, and coached all staff members with an 80% promotion rate per year
* Developed strategic partnerships with local and national business for exclusive car rental arrangements
* The difference between a rental car and 4x4 is...a rental car can go anywhere. :-)

▾ 1 recommendation



Linda D. Spector, MBA, LEED Green Assoc.
Executive Assistant at Solatube International, Inc.
Working with Dave was a wonderful experience. In a high stress and demanding environment, Dave was not only able to keep a level head on his shoulders and remain calm, but he exceeded the expectations of customers. He is an excellent manager and... View↓

Languages

Spanish

Volunteer Experience & Causes

Participant
American Cancer Society
June 2007 | Disaster and Humanitarian Relief

Fat Tire Classic
2 day mountain biking event in Winter Park

Participant & vounteer
Good Sam Bike Jam
June 2007 | Health

75 mile road biking event

Participant
Susan G. Komen for the Cure
October 2008 | Health

Breast Cancer Research

Participant & Volunteer
American Cancer Society
May 2009 | Health

Boulder Sunrise and Sunset Triathlon events

Volunteer
Habitat for Humanity International
September 2010 | Poverty Alleviation

It's not often you get to build someone a house. I had the pleasure of working with HforH to build a lovely single family home in Brighton, CO. Over the course of a day or two a week for a few weeks I was able to watch someone's dream become a reality. There is nothing better than watching someone's dream come to life!

Participant
American Lung Association
April 2011 – October 2013 (2 years 7 months) | Health

Denver Fight for Air Stair Climb (3 years)
Run the Rocks 5k

Participant
Boulder County AIDS Project
May 2010 | Health

Boulder Bolder 10k

Participant
Wounded Warrior Project
June 2012 – June 2013 (1 year 1 month) | Health

Tough Mudder

Mo-bro
Movember
November 2010 – Present (5 years 10 months) | Health

Men's Health Awareness

Opportunities Dave is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Dave cares about:

- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Health
- Disaster and Humanitarian Relief

Certifications

SPHR
HR Certification Institute - HRCI
Starting December 2010

Radical Collaboration
The Schutz Company

Profilor 360 Leadership Assessment
Korn Ferry
Starting February 2008

Insights Discovery Assessment
Insights
Starting September 2013

Results Only Work Environment (ROWE) Certified Trainer
CultureRx
Starting November 2014

Courses

University of Louisville

- Spanish Minor
- Spanish

Colorado State University

- Power and Politics in Organizations
- Root Cause Analysis

Skills

Top Skills

- 85 Talent Management
- 82 Organizational...
- 76 Leadership
- 65 Leadership Development
- 55 Performance Management
- 46 Training
- 39 Management
- 34 Employee Engagement
- 33 Strategy
- 26 Employee Relations

Dave also knows about...

- 22 Change Management
- 22 Onboarding
- 20 Succession Planning
- 15 Employee Training
- 14 Recruiting
- 13 Coaching
- 13 Talent Acquisition
- 12 Human Resources
- 11 Process Improvement
- 11 Consulting
- 8 Team Leadership
- 8 Personnel Management
- 7 Organizational...
- 7 Project Management
- 6 Program Management

See 25+ >

Education

Colorado State University
Masters, Organizational Performance and Change
2008 – 2010

- Talent Development Case studies for various organizations
- Organizational Effectiveness Analysis and Recommendation project for regional organization analyzing 11 different components including: climate, management processes, comp/rewards, training, communication, strategy, vision, external factors, talent acquisition, culture, and org processes
- Applied research-based assessment and change management process methodology to improve organizational success

Activities and Societies: Phi Kappa Phi Honor Society, CHRA, SHRM

2 courses

University of Louisville
B.A., Philosophy
1995 – 2000

Activities and Societies: Beta Theta Pi, Student Orientation Staff, University Ambassador, Student Activity Board

2 courses

Additional Info

- **Interests**

Anything Outdoors, my children's laughter, my wife's smile, laughing, being a little irreverent, appreciating other people's contributions, building trust, making "it" better, and relaxing. Oh, and making a difference in people's lives however I can: like.... 2012-13 Tough Mudder – Wounded Warrior Project 2012-13 Fight For Air Climb – American Lung Association 2009 Boulder Sunset Triathlon – American Cancer Society 2009 Boulder Sunrise Triathlon – American Cancer Society 2008 Race for a Cure – Susan G. Komen Foundation 2008 Boulder Bolder – AIDS Project 2007 Good Sam Bike Jam – Good Samaritan Hospital 2006 Fat Tire Classic – American Red Cross

- **Advice for Contacting Dave**

Business in my current role - dneedham@rasandassociates.com
Personal - needham303@comcast.net

Organizations

CultureLabs Colorado

Panelist
Starting September 2015

Additional Organizations

CHRA SHRM ASTD ISPI Beta Theta Pi Fraternity

Honors & Awards

Additional Honors & Awards

Phi Kappa Phi Honor Society - Colorado State University

Projects

Ohos - Performance Feedback

Starting January 2016

A better alternative to traditional performance reviews

2 team members



Dave Needham, MHRD
Co-founder I CBP (Chief Beer Purchaser…



Alicia Yanik
Senior Vice President Engineering & Del…

Recommendations Received (14) Given (21)

Global Talent
Crocs, Inc



Sarah Jaramillo
Founder and Happy Writer at happywrite

"It's not unusual to encounter trainers who are passionate about their field. But for me, it's rare to find a person who is not only passionate about training and developing people, but also passionate about driving the business forward. And Dave Needham is that kind of person. Dave and I have worked on several projects together and I have been so impressed with his depth... **more**

October 19, 2013, Sarah worked with Dave at Crocs, Inc



Megan Strauss, MA LPC-C
Licensed Professional Counselor- Candidate

"Dave has been an amazing breath of fresh air to Crocs. He brings genuine spirit, a collaborative attitude, a drive to make real change, and an unmatched talent that inspires employees daily. Dave is a true business partner and Crocs is very lucky to have him on the team. I am excited to see what lies in Dave's future as he has many talents and perspectives to be offered... **more**

October 3, 2013, Megan worked with Dave at Crocs, Inc

HR and OD Change Management (contract)
HSS



Dana Harris
President, DMarie & Co.

"Dave is a true expert in OD and change management. I know if I send Dave out to any client, they will be more than happy with his work and expertise in the field. He is fun to work with, always positive and a true asset to any company.

September 7, 2012, Dana was Dave's client



Ronald Mack, SPHR, SHRM- SCP
Vice President of HR at HSS

"Dave is the consummate professional possessing a high-level of emotional intelligence and project management skills. He is capable of working with all levels in an organization from C-suite to individual contributors. Dave brings a keen insight into his consulting practice and applies practical, innovative solutions to improve the talent management process and deliver... **more**

September 4, 2012, Ronald was Dave's client

Organizational Development - Project Manager (contract)
Vail Resorts



Sara Miwa Brownlee
Sr. Manager Talent Management for Eagle County at Vail Resorts

"Dave is a pleasure to work with and enjoyable to be around. He showed flexibility and determination while accomplishing aggressive timelines and many opinions. He was able to quickly adapt to a dynamic team and share his wealth of knowledge to help move our organization forward.

November 2, 2011, Sara was Dave's client

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Groups

Vail Resorts Careers
1,597 members
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Human Resources (H...
433,387 members
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C-Level CONSULTAN...
1,096 members
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The Recruiter.com N...
810,278 members
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One Page Talent Man...
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SHRM Networking Gr...
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Consultants Network...
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